Exhibit 99.1

                             DEBT EXCHANGE AGREEMENT

     Agreement made this 25th day of January, 2005, by and among Meditech Pharmaceuticals, Inc., a Nevada corporation ("Meditech"), Gumersinda Nave ("Nave") and Steven Kern ("Kern").

                                    RECITALS:

     A. Meditech is indebted to (a) Nave due to accrued salary in the principal amount of $303,724.18 through December 31, 2004 plus interest thereon, and (b) Kern due to accrued salary in the principal amount of $175,000 through December 31, 2004 plus interest thereon. Such indebtedness is due on demand.

     B. Meditech is without funds to repay such debt which is due on demand.

     C. Nave, Kern and Meditech desire to resolve the indebtedness by effecting an exchange of debt owed by Meditech to Nave and Kern for shares of East West Distributors, Inc. ("EWDI") stock held by Meditech. EWDI is a Nevada corporation and a wholly owned subsidiary of Meditech.

                                   AGREEMENTS:

     1. Exchange of Debt. Effective the date hereof, Nave and Kern hereby release and discharge Meditech and any endorsers and guarantors from any liability or obligation to Nave and Kern, respectively, including the principal and interest due from Meditech to Nave and Kern, respectively.

     2. Issuance of Shares. In exchange for the cancellation of indebtedness, Meditech will immediately (a) issue to Nave 150,000 restricted shares of EWDI common stock, and (b) issue to Kern 150,000 restricted shares of EWDI common stock. Such stock is issued in exchange for the cancellation of (a) $303,724.18 principal amount of debt owed to Nave, and (b) $175,000 principal amount of debt owed to Kern. All interest is hereby forgiven and waived by Nave and Kern.

     3. Representations.

          a. Each of the parties represents that it is authorized and empowered to execute this Agreement.

          b. Nave and Kern represent that they are acquiring the shares of EWDI for investment and not with a view to any distribution of the shares to the public.

          c. Nave and Kern represent that they are the owners of the indebtedness described above and have not assigned their right to repayment to any other party.

     4. Miscellaneous.

          a. Governing Law. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

          b. No Benefit to Others. The agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, and legal representatives, and shall not be construed as conferring and are not intended to confer any rights on any other persons.

          c. Amendments. This Agreement may be amended or modified only by an agreement in writing signed by all of the parties hereto.

          d. Multiple Counterparts. This Agreement may be executed in multiple counterparts and all such separately signed copies shall be considered to be a single Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto, intended to be legally bound hereby, have duly executed, or through their duly authorized officers have duly executed, this Agreement effective as of the date first above written.

                                 MEDITECH PHARMACEUTICALS, INC.



                                  By: /s/  Gerald N. Kern
                                     -------------------------------------------
                                           Gerald N. Kern, President

                                  /s/  Gumersinda Nave
                                  ----------------------------------------------
                                       Gumersinda Nave

                                  /s/  Steven Kern
                                  ----------------------------------------------
                                       Steven Kern


                                       3